Oasis Petroleum Takes Action to Strengthen Balance Sheet with the Support of its Lenders and an Ad Hoc Committee of Noteholders

Restructuring Support Agreement (“RSA”) and Consensual Prepackaged Plan to be Implemented through Voluntary Chapter 11 Process; Restructuring to Reduce Debt by $1.8 Billion

Under the RSA, Oasis Petroleum is Expected to Pay Royalty Interest, Working Interest and Surface Owners in Full, Including Pre-Petition Balances in the Ordinary Course; Vendors and Suppliers also Expected to be Paid in Full

Oasis Midstream Partners, a Master Limited Partnership with Independent Midstream Operations, and All Subsidiaries in which It Owns an Equity Interest, Are NOT Included in Chapter 11 Filing

Oasis Petroleum has Secured a Commitment for $450 Million in Debtor-in-Possession Financing; Oasis Petroleum has Sufficient Liquidity to Maintain Operations

Oasis’ Upstream Operations and Production Expected to Continue as Normal Throughout Restructuring Process

HOUSTON, SEPTEMBER 30, 2020 – Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis Petroleum” or the “Company”) today announced that it has entered into a restructuring support agreement (the “RSA”) with substantially all of its lenders in Oasis Petroleum’s revolving credit facility and holders of 52% of the aggregate principal amount of the Company’s bonds on a comprehensive “pre-prepackaged” restructuring plan (the “Plan”) to strengthen the Company’s balance sheet and significantly reduce its debt.

To implement the Plan, Oasis Petroleum and certain of its affiliates today filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "Court"). Through this financial restructuring, Oasis Petroleum intends to reduce its total indebtedness by $1.8 billion, representing 100% of its senior unsecured notes and senior unsecured convertible notes. Upon emergence, the Company expects to have approximately $340 million of borrowings under the Oasis Petroleum credit facility. It is expected that the restructuring process will be completed on an accelerated timeframe allowing for an emergence in November 2020, subject to Court approval.

Oasis Midstream Partners (NASDAQ: OMP), an independent legal entity operated as a Master Limited Partnership, and all subsidiaries in which it owns an equity interest are not included in Oasis Petroleum’s Chapter 11 proceedings.

In light of a volatile market environment that drove a severe downturn in oil and gas prices, as well as the unprecedented impact of the COVID-19 pandemic, Oasis Petroleum engaged with its lenders and an ad hoc committee of noteholders regarding restructuring alternatives to reduce debt, increase financial flexibility and position the business for long-term success. After a thorough review, Oasis Petroleum determined that implementing a restructuring plan through a controlled, court-supervised restructuring is the right path forward. Throughout the financial restructuring process, Oasis Petroleum’s upstream operations and production and Oasis Midstream Partners’ operations are expected to continue as normal, and the companies will continue to prioritize the safety of their employees and communities.

Chairman and Chief Executive Officer, Thomas B. Nusz commented, “Oasis Petroleum is a great company with high-quality assets and employees and a well-earned reputation for excellence in environmental stewardship, safety and governance. However, due to historically low global energy demand and commodity prices, we determined that it is best for Oasis Petroleum to take decisive action to strengthen our liquidity and overcome the headwinds now challenging both our company and industry. We are confident that we are taking the right steps to position the business for long-term success. We thank our lenders and noteholders for their support, which reflects their confidence in our business and our team, and which will allow us to move quickly through the court-supervised process.”

Mr. Nusz continued, “We remain committed to the highest standards as it relates to environmental stewardship, safety and operational excellence. We expect to continue our operations as normal and intend to meet our obligations to vendors, and to continue making payments to royalty owners, working interest owners and surface owners on a go-forward basis. We appreciate the support of our financial stakeholders and look forward to quickly emerging from this process as an even stronger company.”

The Company intends to file customary motions with the Court to support Oasis Petroleum’s ongoing operations without interruption, including the payment of employee wages and benefits and paying royalty interest owners, working interest owners and surface owners, in the ordinary course. In addition, vendors and suppliers are expected to be paid in full, and the Company intends to seek Court approval to pay vendors for all goods and services provided on or after the Chapter 11 filing date in the ordinary course of business. Under terms of the “pre-packaged” plan, which is subject to Court approval, general unsecured pre-petition claims will also be paid in full upon the Company’s emergence from Chapter 11.
Financing
In connection with the RSA, and subject to Court approval, Oasis Petroleum has received a commitment for $450 million in debtor-in-possession (“DIP”) financing from its existing lenders.

Upon Court approval, the new financing, along with cash generated from the Company’s ongoing operations, is expected to provide sufficient liquidity for the Company to continue operating in the ordinary course during the court-supervised process.

Additionally, the Company has entered into a commitment letter for an exit revolving credit facility with borrowing capacity up to $575 million.

Oasis Petroleum Inc. and Entities Included in the Chapter 11 Process
Only Oasis Petroleum Inc. and certain of its entities have filed for Chapter 11. The following entities are included in the Oasis Petroleum Chapter 11 filing:

•Oasis Petroleum Inc.
•Oasis Petroleum LLC
•Oasis Petroleum North America LLC
•Oasis Well Services LLC
•Oasis Petroleum Marketing LLC
•Oasis Petroleum Permian LLC
•OMS Holdings LLC
•Oasis Midstream Services LLC and
•OMP GP LLC

The following entities are NOT included in the Oasis Petroleum Chapter 11 filing:

•Oasis Midstream Partners LP and subsidiaries, OMP Operating LLC, Bobcat DevCo LLC, Beartooth DevCo LLC, Bighorn DevCo LLC and Panther DevCo LLC

Oasis Midstream Partners

Oasis Midstream Partners LP and its subsidiaries, OMP Operating LLC, Bobcat DevCo LLC, Beartooth DevCo LLC, Bighorn DevCo LLC and Panther DevCo LLC will not be included in Oasis Petroleum’s Chapter 11 filing. Oasis Midstream Partners is well-capitalized and is not subject to Court rules and oversight and will continue to operate in the normal course. Oasis Midstream Partners is a fee-based master limited partnership formed by its sponsor, Oasis Petroleum, which operates a diversified portfolio of midstream assets in the Williston and Delaware Basins that are integral to the crude oil and natural gas operations of Oasis Petroleum and are strategically positioned to capture volumes from other producers.

Additional Resources

Additional information is available on Oasis’ website at www.OasisPetroleumRestructuring.com. In addition, court filings and other documents related to the reorganization proceedings are available on a separate website administered by Oasis Petroleum’s proposed claims agent, Kurtzman Carson Consultants LLC, at www.kccllc.net/oasis. Information is also available by calling toll-free (866) 480-0830 (U.S./Canada) or (781) 575-2040 (International), as well as by email at OasisInfo@kccllc.com.

Tudor, Pickering, Holt & Co. and Perella Weinberg Partners are acting as financial advisors for the Company, Kirkland & Ellis LLP is acting as legal advisor and AlixPartners, LLP is acting as restructuring advisor.

Evercore is acting as financial advisor and Paul, Weiss, Rikind, Wharton & Garrison LLP and Porter Hedges LLP are acting as legal advisors to the Ad Hoc Committee of Senior Noteholders.

About Oasis Petroleum Inc.

Oasis is an independent exploration and production company focused on the acquisition and development of onshore, unconventional crude oil and natural gas resources in the United States. For more information, please visit the Company's website at www.oasispetroleum.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include Oasis Petroleum’s ability to successfully execute its business and financial strategies, including a comprehensive restructuring plan, Oasis Petroleum’s ability to reduce its debt or strengthen its financial position; and Oasis Petroleum’s future financial and operating performance. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the outcome of discussions with Oasis Petroleum’s stakeholders, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the novel coronavirus 2019 ("COVID-19") pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the previously announced assignment by Oasis of Delaware Basin midstream assets to OMP, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company's ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Further information on such assumptions, risks and uncertainties is available in Oasis Petroleum’s filings with the SEC. Oasis Petroleum’s filings with the SEC are available on the Company’s website at www.oasispetroleum.com and on the SEC’s website at www.sec.gov.In light of these risks, uncertainties and assumptions, the events anticipated by Oasis Petroleum’s forward-looking statements may not occur, and, if any of such events do occur, Oasis Petroleum may not have correctly anticipated the timing of their occurrence or the extent of their impact on its actual results. Accordingly, you should not place any undue reliance on any of Oasis Petroleum’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and Oasis Petroleum undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contacts

Investors:
Bob Bakanauskas, Director, Investor Relations
(281) 404-9600

Media:
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Jed Repko
(212) 355-4449